The Tax-Exempt Fund of Maryland
1101 Vermont Avenue, N.W.
Washington, DC 20005
Telephone (202) 842-5665

July 31, 2012

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$9,555
Class B	$69
Class C	$974
Class F1	$557
Class F2	$474
Total	$11,629

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5303
Class B	$0.4126
Class C	$0.4027
Class F1	$0.5143
Class F2	$0.5588

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	18,391
Class B	131
Class C	2,497
Class F1	1,191
Class F2	1,007
Total	23,217

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.51
Class B	$16.51
Class C	$16.51
Class F1	$16.51
Class F2	$16.51

The Tax-Exempt Fund of Virginia
1101 Vermont Avenue, N.W.
Washington, DC 20005
Telephone (202) 842-5665

July 31, 2012

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$12,120
Class B	$84
Class C	$1,006
Class F1	$1,044
Class F2	$744
Total	$14,998

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5595
Class B	$0.4346
Class C	$0.4248
Class F1	$0.5415
Class F2	$0.5866

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	22,559
Class B	166
Class C	2,472
Class F1	2,192
Class F2	1,507
Total	28,896

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$17.44
Class B	$17.44
Class C	$17.44
Class F1	$17.44
Class F2	$17.44